Exhibit 99.2
FORM OF NOTICE OF GUARANTEED DELIVERY
RIGHTS CERTIFICATES
MACE SECURITY INTERNATIONAL, INC.
INSTRUCTIONS
     This form, or one substantially equivalent hereto, must be used to exercise the subscription rights (the “Rights”) pursuant to the rights offering (the “Rights Offering”) as described in the prospectus dated [ ], 2011 (the “Prospectus”) of Mace Security International, Inc. a Delaware corporation (the “Company”), if, and only, if a holder of Rights cannot deliver the certificate(s) evidencing the Rights (the “Rights Certificate(s)”), to the subscription agent listed below (the “Subscription Agent”) prior to 5:00 p.m., Eastern Standard Time, on [ ], 2011, (as it may be extended, the “Expiration Time”). Such form must be delivered by hand or sent by facsimile transmission, first class mail or overnight courier to the Subscription Agent, and must be received by the Subscription Agent prior to the Expiration Time. See “The Rights Offering—Method of Exercising Subscription Rights” in the Prospectus.
     Payment of the Subscription Price of $[ ] per full share of the Company common stock subscribed for upon exercise of such Rights must be received by the Subscription Agent in the manner specified in the Prospectus prior to the Expiration Time even if the Rights Certificate(s) evidencing such Rights is (are) being delivered pursuant to the Guaranteed Delivery Procedures thereof. See “The Rights Offering—Method of Exercising Subscription Rights” in the Prospectus.

By Mail Delivery	By Hand or Overnight Courier Service
American Stock Transfer & Trust Company	American Stock Transfer & Trust Company
Attn: Reorganization Department	Operations Center
P.O. Box 2042	Attn: Reorganization Department
New York, New York 10272-2042	6201 15th Avenue
Brooklyn, New York 11219
Delivery of this instrument to an address other than as set forth above or transmission of this instrument via facsimile other than as set forth above does not constitute a valid delivery
FORM OF NOTICE
MACE SECURITY INTERNATIONAL, INC.
AMERICAN STOCK TRANSFER & TRUST INC.
     The undersigned hereby represents that the undersigned is the holder of Rights Certificate(s) representing Right(s) and that such Rights Certificate(s) cannot be delivered to the Subscription Agent prior to the Expiration Time. Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to (i) exercise the Basic Subscription Privilege to subscribe for [ ] share(s) of common stock with respect to each of the Rights represented by such Rights Certificate(s) and (ii) exercise the Over-Subscription Privilege relating to such Rights, to the extent that shares of common stock that are not otherwise purchased pursuant to the exercise of Rights are available therefore, subject to availability and allocation as described in the Prospectus.
          The undersigned understands that payment of the Subscription Price of $[ ] per full share of common stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege must be received by the Subscription Agent prior to the Expiration Time, and represents that such payment, in the aggregate amount of $_________ either (check appropriate box):

[ ] is being delivered to the Subscription Agent herewith; or

[ ] has been delivered separately to the Subscription Agent in the manner set forth below (check appropriate box and complete information relating thereto: [ ] Certified check; or [ ] Bank draft (cashier’s check)
Date of Check, or draft:
Bank on which Check is drawn or issued:

Signature(s)	Address

(Please type or print)	Area Code and Tel. No.(s)
Rights Certificate No(s). (if available)
GUARANTEE OF DELIVERY
(Not to Be Used for Rights Certificate Signature Guarantee)
     The undersigned, a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, or a commercial bank or trust company having an office or correspondent in the United States, or a bank, stockbroker, savings and loan association or credit union with membership in an approved signature guarantee medallion program, pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees that the undersigned will deliver to the Subscription Agent the certificates representing the Rights being exercised hereby, with any required signature guarantee and any other required documents, all within three (3) business days after the date hereof.
Dated:

(Authorized Signature)

Name and Title of Signatory

(Name of Firm)

(Address)

(Area Code and Telephone Number)
The institution that completes this form must communicate the guarantee to the Subscription Agent and must deliver the Rights Certificate(s) to the Subscription Agent within the time period shown in this prospectus. Failure to do so could result in a financial loss to such institution.